Exhibit 10.1
AMENDMENT NUMBER THREE TO CREDIT AGREEMENT
          THIS AMENDMENT NUMBER THREE TO CREDIT AGREEMENT (this “Amendment”), dated as of April 11, 2008, is entered into by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), BELL INDUSTRIES, INC., a California corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), in light of the following:
WITNESSETH
          WHEREAS, the Borrowers, the Lenders, and Agent are parties to that certain Credit Agreement, dated as of January 31, 2007 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, the Borrowers have informed Agent that Parent expects to sell substantially all of the assets purchased by Parent in connection with the SkyTel Acquisition or which are otherwise used by the SkyTel Group (the “SkyTel Assets”);
          WHEREAS, the Borrowers have requested that the Agent and Lenders make certain amendments to the Credit Agreement; and
          WHEREAS, upon the terms and conditions set forth herein, Agent and Lenders are willing to accommodate the Borrowers’ requests.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.
2. Initial Amendments to Credit Agreement. Effective upon the satisfaction of the conditions precedent set forth in Section 4 hereof:
     (a) Schedule 1.1 of the Credit Agreement hereby is amended and modified by amending and restating, or adding (as applicable) the following definitions in the appropriate alphabetical order:
          “Adjusted EBITDA” means, with respect to any fiscal period, Parent’s and its’ Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, depreciation and amortization, and all non-cash charges for such period, and excluding (x) any SkyTel EBITDA included in the calculation thereof and (y)

any gain or loss resulting from the consummation of the SkyTel Disposition in the calculation thereof, in each case, determined on a consolidated basis in accordance with GAAP.
          “Base Rate Margin” means (a) from the Closing Date through and including April 30, 2008, 0.75 percentage points, and (b) from May 1, 2008 and thereafter, 1.25 percentage points.
          “LIBOR Rate Margin” means (a) from the Closing Date through and including April 30, 2008, 2.25 percentage points, and (b) from May 1, 2008 and thereafter, 2.75 percentage points.
          “SkyTel Assets” means those assets acquired by Parent in connection with the SkyTel Acquisition or which are otherwise used by the SkyTel Group.
          “SkyTel Disposition” means the sale by Parent of the SkyTel Assets on terms and conditions acceptable to Agent on or before July 15, 2008.
          “SkyTel EBITDA” means, with respect to any fiscal period, Parent’s consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, depreciation and amortization, and all non-cash charges for such period, in each case, to the extent attributable to the results of operations of the SkyTel Group and determined on a consolidated basis in accordance with GAAP.
     (b) Section 6.16(a) of the Credit Agreement hereby is amended and restated in its entirety to read as follows:
          “(a) Minimum Adjusted EBITDA.
               Fail to achieve Adjusted EBITDA, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$(9,000,000)	For the 12 month period ending December 31, 2007
$(1,234,000)	For the 3 month period ending March 31, 2008
$(1,246,000)	For the 6 month period ending June 30, 2008
$(200,000)	For the 9 month period ending September 30, 2008
$(839,000)	For the 12 month period ending December 31, 2008
$10,000,000	For the 12 month period ending March 31, 2009 and for each 12 month period ending as of the last day of each fiscal quarter thereafter

Notwithstanding the foregoing, should (i) the SkyTel Disposition not occur on or before July 15, 2008 or (ii) Parent advise the Agent that the SkyTel Disposition will not take place, then within 15 days of the earlier to occur of the events described in subclauses (i) and (ii) above, Borrower shall execute and deliver to Agent and the Lenders an amendment to the Credit Agreement that is satisfactory to Agent in its sole discretion and that, among other things, (A) replaces references to “Adjusted EBITDA” appearing in the heading and text of this Section 6.16(a) with the word “EBITDA”, (B) amends this Section 6.16(a) to re-set minimum EBITDA levels for (i) the 3 month period ending March 31, 2008, (ii) the 6 month period ending June 30, 2008, (iii) the 9 month period ending September 30, 2008 and (iv) the 12 month period ending December 31, 2008, based on levels that Agent determines in its sole discretion, and (C) requires Borrowers to comply with such amended minimum EBITDA covenant for the periods and at the levels described in subsection (B) above.”
     (c) Schedule 5.3 attached to the Credit Agreement hereby is amended by adding the phrase “(and solely with respect to the 2007 fiscal year of Parent, by no later than April 15, 2008)” immediately after the words “within 90 days after the end of each of Parent’s fiscal years” appearing therein.
     (d) Schedule A-2 attached to the Credit Agreement hereby is replaced in its entirety with Schedule A-2 attached hereto as Exhibit A.
3. Subsequent Amendment to Credit Agreement. Effective upon the satisfaction of the conditions precedent set forth in Sections 4 and 5 hereof, Schedule 1.1 of the Credit Agreement hereby is amended and modified by amending and restating the following definition in its entirety to read as follows:
          “NY MDS Availability Block Amount” means (a) prior to the NY MDS Date, $0, and (b) on and after the NY MDS Date, an amount equal to the greater of (i) 50% of the NY MDS Net Cash Proceeds or (ii) (x) from the NY MDS Date through and including July 31, 2008, $6,000,000, (y) from August 1, 2008 through and including December 31, 2008, $3,500,000, and (z) from January 1, 2009 and thereafter, $6,000,000.
4. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:
     (a) Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

     (b) Agent shall have received an amendment to the Fee Letter, duly executed and delivered by each party thereto and in form and substance reasonably satisfactory to Agent, which shall be in full force and effect.
     (c) After giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).
     (d) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, or any Lender.
     (e) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.
     (f) The Borrowers shall pay concurrently with the closing of the transactions evidenced by this Amendment, all fees, costs, expenses and taxes then payable pursuant to Section 17.10 of the Credit Agreement.
5. Condition Precedent to Section 3 of Amendment. The satisfaction of the following shall constitute the condition precedent to the effectiveness of the provisions of Section 3 of this Amendment: on or before July 15, 2008, Agent shall have received evidence satisfactory to it of the consummation of the SkyTel Disposition on terms and conditions satisfactory to Agent in its discretion.
6. Representations and Warranties. Each Borrower hereby represents and warrants to Agent and the Lenders as follows:
     (a) After giving effect to this Amendment and subject to the effect of the SkyTel Disposition and the sale of the SkyTel Assets, in each case on such terms and conditions as may be satisfactory to Agent and the Lenders, the representations and warranties in this Amendment, the Credit Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).
     (b) The execution, delivery, and performance of this Amendment and of the Credit Agreement, as amended by this Amendment, are within each Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected.

     (c) This Amendment and the Credit Agreement, as amended by this Amendment, constitute each Borrower’s legal, valid, and binding obligation, enforceable against such Borrower in accordance with its terms.
     (d) This Amendment has been duly executed and delivered by each Borrower.
     (e) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment.
     (f) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Borrower, Agent or any Lender.
     (g) This Amendment has been entered into without force or duress, of the free will of each Borrower, and the decision of each Borrower to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.
     (h) It has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder.
7. Payment of Costs and Expenses. The Borrowers agree to pay all Lender Group Expenses incurred in connection with the preparation, execution and delivery of this Amendment and the review of all documents incidental thereto in accordance with the terms of the Credit Agreement.
8. Choice of Law. This Amendment and the rights of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be performed in the State of California.
9. Amendments. This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.
10. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
11. Effect on Loan Documents.
     (a) The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The amendments set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any future non-compliance with the Loan Agreement, nor shall operate as a waiver of any Default or Event of Default.
     (b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
     (c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
     (d) This Amendment is a Loan Document.
     (e) Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.
12. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
13. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

14. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.
15. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature page follows]

          IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BELL INDUSTRIES, INC., a California corporation, as Borrower
By:	/s/ Kevin J. Thimjon
	Name:	Kevin J. Thimjon
	Title:	President and Chief Financial Officer

BELL INDUSTRIES, INC., a Minnesota corporation, as Borrower
By:	/s/ Kevin J. Thimjon
	Name:	Kevin J. Thimjon
	Title:	President and Chief Financial Officer
[SIGNATURE PAGE TO AMENDMENT NUMBER THREE]

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender
By:	/s/ Daniel Whitwer
	Name:	Daniel Whitwer
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NUMBER THREE]

Exhibit A
Schedule A-2
Authorized Persons
Clinton Coleman, Chief Executive Officer
Kevin Thimjon, Chief Financial Officer
Dan Johnson, Assistant Division Controller
Cathy George, Corporate Accounting Manager